SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   February 4, 2001

                    TOSCO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7910 (Commission File Number)	95-1865716 (IRS Employer ID Number)

1700 East Putnam Avenue, Suite 500, Old Greenwich, Connecticut      06870
(Address of principal executive offices)                                              (Zip Code)

Registrant's Telephone Number, including area code:    (203) 698-7500

(Former name or former address, if changed since last report)

Item 5.      Other Events

.

                 On February 4, 2001, Tosco Corporation, Phillips Petroleum Company ("Phillips") and Ping Acquisition Corporation entered into a definitive agreement and plan of merger (the "Merger Agreement"), dated as of February 4, 2001. A copy of the press release issued by Tosco Corporation, a copy of the Merger Agreement and a copy of a letter agreement entered into between Phillips and Thomas D. O'Malley are each attached hereto as Exhibits 1, 2 and 3 respectively, and are each incorporated herein by this reference.

Item 7(c).      Exhibits

(1)    Press Release Issued by Tosco Corporation

(2)    Agreement and Plan of Merger, dated as of February 4, 2001 by and among Phillips Petroleum Company, Ping Acquisition Corp. and Tosco Corporation

(3)   Letter agreement, dated as of February 4, 2001 between Phillips Petroleum Company and Thomas D. O'Mally

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOSCO CORPORATION By: /s/ Wilkes McClave Name: Wilkes McClave Title: Senior Vice President

Dated: February 5, 2001